Exhibit 3.1

[ANNOTATED]

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AMENDED AND RESTATED

BY-LAWS

OF

TERADYNE, INC.

(Amended and Restated as of January 26, 2021)

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ARTICLE I

Name, Location, Seal and Fiscal Year

1. Name. The name of the corporation is Teradyne, Inc.

2. Location. The corporation may have an office and transact business in Boston, Massachusetts, and at such other place or places as the Board of Directors or stockholders may appoint.

3. Seal. The seal of the corporation shall bear the name of the corporation, the word Massachusetts, the year of incorporation and such other device or inscription as the Board of Directors may determine. The form of the seal may be changed by the Board of Directors.

4. Fiscal Year. The fiscal year of the corporation shall, unless otherwise determined by the Board of Directors, begin on January 1 and end on December 31.

ARTICLE II

Stockholders

1. Annual Meeting. The annual meeting of stockholders shall be held on such date and at such time and place (within the United States) as may be fixed by the Board of Directors from time to time. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, the Articles of Organization or these By-Laws, may be specified by the Directors, the Chief Executive Officer or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

Except as provided in Article II, Section 10 or Article III, Section 2, the only business which may be conducted at any such meeting of the stockholders shall (a) have been specified in the written notice of meeting (or any supplement thereto) given by or at the direction of the Directors, the Chief Executive Officer or the President, (b) have otherwise been properly brought before the meeting by or at the direction of the Directors, the Chief Executive Officer or the President, or (c) have otherwise been properly brought before the meeting by or on behalf of any stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat. In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than fifty (50) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the corporation held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice by the stockholder, and (iv) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Proxy Rules”).

Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article II, provided, however, that nothing in this Article II shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting.

The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, and if he should so determine, he shall so declare to the meeting and that business shall be disregarded. [Section 1 restated March 13, 1991, May 23, 1996, July 1, 2004 and January 26, 2021.]

2. Special Meetings. Special meetings of stockholders may be called by the Chief Executive Officer, the President or by the Directors. A special meeting shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more stockholders who hold a majority in interest of all stock issued, outstanding and entitled to vote at a meeting (or such lesser percentage in interest as shall be the maximum percentage permitted under Massachusetts law); except that if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class upon the written application of one or more stockholders who hold a majority in interest of all stock of that class issued, outstanding and entitled to vote (or such lesser percentage in interest as shall be the maximum percentage permitted under Massachusetts law). The call for the meeting shall state the date, hour and place and the purposes of the meeting. [Section 2 restated September 14, 1989, May 23, 1996, July 1, 2004 and January 26, 2021.]

3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (within the United States) is fixed by the Directors, the Chief Executive Officer or the President and stated in the notice of the meeting. [Section 3 restated May 23, 1996.]

4. Notice of Meetings. A written notice of every meeting of stockholders, stating the place, date and hour thereof, and the purpose for which the meeting is to be held, shall be given by the Secretary or by the person calling the meeting at least seven days before the meeting or such longer period as required by law to each stockholder entitled to vote thereat and to each stockholder who by law, the Articles of Organization or these By-Laws is entitled to such notice, by (i) leaving such notice with him or at his residence or usual place of business, (ii) mailing it postage prepaid and addressed to such stockholder at his address as it appears upon the books of the corporation or (iii) sending such notice via electronic mail to the stockholder’s electronic mail address as it appears upon the books of the corporation. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized, is filed with the records of the meeting. [Section 4 restated July 1, 2004.]

5. Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but a lesser number may adjourn any meeting from time to time without further notice; except that if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding and entitled to vote.

6. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation unless otherwise provided by the Articles of Organization. At a meeting of the stockholders, stockholders may vote in person or by written proxy. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof, before being voted. No proxy dated more than eleven months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. Notwithstanding the provisions of the preceding sentence, a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in shares or in the corporation generally, may be made irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specified in the proxy. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. [Section 6 restated July 1, 2004 and January 26, 2021.]

7. Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter, (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) except where a larger vote is required by law, the Articles of Organization or these By-Laws, shall decide any matter to be voted on by the stockholders. Each Director shall be elected by a majority of the votes cast with respect to the Director at any meeting for the election of Directors at which a quorum is present, provided that if the number of nominees exceeds the number of Directors to be elected, the Directors shall be elected by a plurality of the votes cast by stock represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of this Section, a majority of the votes cast means that the number of votes cast “for” a Director must exceed the number of votes cast “against” that Director. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its stock, provided, however, that notwithstanding the foregoing, the corporation may vote shares of its own stock held by it, directly or indirectly, in a fiduciary capacity. [Section 7 amended May 24, 2007.]

8. Procedure for Meeting. The Secretary, who may call on any officer or officers of the corporation for assistance, shall make all necessary and appropriate arrangements for the meetings of the stockholders, receive all proxies, and ascertain and report by certificate to each meeting of the stockholders the number of shares present in person or by proxy and entitled to vote at such meeting. In the absence of the Secretary, an Assistant Secretary shall perform said duties. The certificate of the Secretary or an Assistant Secretary as to the regularity of such proxies and as to the number of shares present in person or by proxy and entitled to vote at such meeting shall be received as prima facie evidence of the number of shares which are present in person and by proxy and entitled to vote, for the purpose of establishing the presence of a quorum at such meeting, for the purpose of organizing such meeting, and for all other purposes. [Section 8 restated July 1, 2004.]

9. Inspectors. At each meeting of the stockholders, (i) the proxies shall be received and taken in charge by three inspectors, (ii) where voting is to be by ballot on any question, the polls shall be opened and closed and the ballots shall be taken in charge by such inspectors, and (iii) all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by such three inspectors or a majority thereof. Such inspectors may be appointed by the Board of Directors before such meeting, or, if no such appointment shall have been made, then by the presiding officer at such meeting. In the event for any reason any of the inspectors previously appointed shall fail to attend such meeting, or being present will not or cannot act in such capacity, then an inspector or inspectors in place of such inspector or inspectors failing to attend or not acting shall be appointed by the presiding officer.

10. Proxy Access.

(a) Inclusion of Stockholder Nominee in Proxy Statement. Whenever the Board of Directors solicits proxies with respect to the election of Directors at an annual meeting of stockholders, subject to the provisions of this Section 10, the corporation shall include in its proxy statement (including its form of proxy and ballot) for such annual meeting of stockholders, in addition to any persons nominated for election by the Board of Directors, including through a committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors submitted pursuant to this Section 10 (each a “Stockholder Nominee”) provided: (i) the stockholder has given timely written notice of such Stockholder Nominee satisfying the requirements of this Section 10 (the “Notice of Proxy Access Nomination”) to the Secretary of the corporation by or on behalf of a stockholder or stockholders that, at the time the notice is delivered, satisfy the ownership and other requirements of this Section 10 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”), (ii) the Eligible Stockholder expressly elects in writing at the time of providing the notice to have its Stockholder Nominee included in the corporation’s proxy statement pursuant to this Section 10 and (iii) the Eligible Stockholder and the Stockholder Nominee otherwise satisfy the requirements of this Section 10.

(b) Timely Notice. To nominate a Stockholder Nominee, the Eligible Stockholder must timely submit the Notice of Proxy Access Nomination to the Secretary of the corporation at the principal executive offices of the corporation. To be timely, the Notice of Proxy Access Nomination shall be delivered to the Secretary at the principal executive offices of the corporation, no earlier than one hundred and fifty (150) days and no later than one hundred and twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders, or, if the date of the annual meeting of stockholders is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of the preceding year’s annual meeting of stockholders, or if no annual meeting of stockholders was held in the preceding year, the Notice of Proxy Access Nomination must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination.

(c) Information to be Included in Proxy Statement. In addition to including the name of the Stockholder Nominee in the corporation’s proxy statement for the annual meeting of stockholders, the corporation shall also include (collectively, the “Required Information”): (i) as to each Stockholder Nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, by the Proxy Rules (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or in the case of a group, a written statement of the group), not to exceed five hundred (500) words, in support of its Stockholder Nominee, which must be provided at the same time as the notice for inclusion in the corporation’s proxy statement for the annual meeting of stockholders (a “Statement”). Only one Statement may be submitted by an Eligible Stockholder in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 10, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes would violate the Securities and Exchange Commission’s proxy rules or any other applicable law, rule, regulation or listing standard. Additionally, nothing in this Section 10 shall limit the corporation’s ability to solicit against any Stockholder Nominee or include in the corporation’s proxy statement its own statement or other information relating to any Eligible Stockholder or any Stockholder Nominee.

(d) Stockholder Nominee Limits. The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the corporation’s proxy statement pursuant to this Section 10 but either are subsequently withdrawn or that the Board of Directors decides to nominate (each, a “Board Nominee”)) appearing in the corporation’s proxy statement with respect to a meeting of stockholders shall be the greater of: (x) two (2); or (y) twenty percent (20%) of the number of Directors in office (rounded down to the nearest whole number) (the “Permitted Number”) as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 10 (the “Final Proxy Access Nomination Date”); provided, however, that: (i) in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date but before the date of the annual meeting of stockholders, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of Directors in office as so reduced, and (ii) any Stockholder Nominee who is included in the corporation’s proxy materials for a particular meeting of stockholders but either (a) withdraws from or becomes ineligible or unavailable for election at the meeting or (b) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 10 for the next two annual meetings of stockholders following the meeting for which the Stockholder Nominee has been nominated for election.

(e) Persons Considered in Calculation of Maximum Number of Stockholder Nominees. The following persons shall be considered Stockholder Nominees for purposes of determining when the Permitted Number has been reached: (i) any Stockholder Nominee whose name was submitted for inclusion in the corporation’s proxy materials pursuant to this Section 10 but whom the Board of Directors decides to recommend as a Board Nominee, (ii) any Stockholder Nominee whose name is withdrawn and who is not replaced by a successor Stockholder Nominee by the applicable Eligible Stockholder prior to the Final Proxy Access Nomination Date and (iii) any director who had been a Stockholder Nominee at any of the preceding two (2) annual meetings and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors.

(f) Ranking Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 10 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy statement. If the number of Stockholder Nominees submitted by all Eligible Stockholders pursuant to this Section 10 exceeds the Permitted Number provided for in this Section 10, the highest ranking Stockholder Nominee from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the Permitted Number is reached, proceeding in order of the amount (largest to smallest) of shares of capital stock of the corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the corporation. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 10 from each Eligible Stockholder has been selected, this process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.

(g) Eligibility of Nominating Stockholder; Stockholder Groups. An Eligible Stockholder must have owned (as defined below) continuously for at least three (3) years (the “Minimum Holding Period”) a number of shares that represents three percent (3%) of the corporation’s outstanding capital stock entitled to vote in the election of Directors (the “Required Shares”) as of both the date the Notice of Proxy Access Nomination is received by the corporation in accordance with this Section 10 and the record date for determining stockholders entitled to vote at the meeting. For purposes of satisfying the ownership requirement under this Section 10, the voting power represented by the shares of the corporation’s capital stock owned by one or more stockholders, or by the person or persons who own shares of the corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that: (i) the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty (20), and (ii) each stockholder or other person whose shares are aggregated shall have held such shares continuously for the Minimum Holding Period. Whenever an Eligible Stockholder consists of a group of stockholders and/or other persons, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 10 must be satisfied by and as to each such stockholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 10(g). With respect to any one particular annual meeting, no stockholder or other person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 10.

(h) Funds. A group of two or more funds shall be treated as one stockholder or person for this Section 10 provided that the other terms and conditions in this Section 10 are met (including Section 10(j)) and the funds are: (i) under common management and investment control, (ii) under common management and funded primarily by the same employer (or by a group of related employers that are under common control) or (iii) a group of “investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(i) Ownership. For purposes of this Section 10, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the corporation’s capital stock as to which the person possesses both: (i) the sole power to vote, or direct the voting of, and to dispose of, or to direct the disposition of, the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with (i) and (ii) shall not include any shares: (A) sold by such stockholder (or any of its affiliates) in any transaction that has not been settled or closed, (B) borrowed by such person (or any of its affiliates) for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, derivative, convertible note or other agreement or understanding, whether any such arrangement is to be settled with shares of capital stock of the corporation or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have or if exercised would have, the purpose or effect of (a) reducing in any manner, to any extent or at any time in the future, such stockholder’s (or its affiliates’) power to vote or direct the voting and power to dispose or direct the disposition of any of such shares and/or (b) offsetting to any degree any gain or loss arising from the full economic interest in such shares by such stockholder (or affiliate). An Eligible Stockholder’s ownership of loaned shares shall only be deemed to continue during any period in which (x) the Eligible Stockholder has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five (5) business days’ notice and recalls such loaned shares not more than five (5) business days after being notified that any of its Stockholder Nominee(s) will be included in the corporation’s proxy materials or (y) the Eligible Stockholder has delegated any voting power by means of proxy, proxy of attorney, or other instrument or arrangement that is revocable at any time by the Eligible Stockholder. Whether outstanding shares of capital stock of the corporation are “owned” for these purposes will be determined by the Board of Directors. For purposes of this Section 10, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the Securities Exchange Act of 1934, as amended.

(j) Nomination Notice and Other Eligible Stockholder Deliverables. An Eligible Stockholder must provide with its Notice of Proxy Access Nomination the following information in writing to the Secretary of the corporation: (i) in form and substance reasonably satisfactory to the corporation, verification that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement: (A) to provide, within five (5) business days after the record date for the annual meeting, verification of the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and (B) notify the corporation promptly if the Eligible Stockholder ceases to own the Required Shares prior to the date of the applicable annual meeting of stockholders, (ii) documentation in form and substance reasonably satisfactory to the corporation demonstrating that any group of funds being counted as one stockholder in meeting the definition of Eligible Stockholder are entitled to be treated as one stockholder for purposes of this Section 10, (iii) a copy of the Schedule 14N (or any successor form) that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Proxy Rules (or any successor provisions), (iv) the information, representations, and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Article III, Section 2, (v) in the case of a nomination by a group of stockholders, that together is an Eligible Stockholder, the designation by all group members of one member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination, (vi) the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected, (vii) representations and agreements in form and substance reasonably satisfactory to the corporation that the Eligible Stockholder: (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (B) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 10, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Proxy Rules in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors and (E) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, (viii) a statement as to whether the Eligible Stockholders intend to maintain qualifying ownership of the Required Shares for at least one year following the annual meeting and (ix) an undertaking in form and substance reasonably satisfactory to the corporation that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation and (B) indemnify and hold harmless the corporation and each of its Directors, officers and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative or investigative, against the corporation or any of its Directors, officers, or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 10.

(k) Information to be Provided by Stockholder Nominee. The Notice of Proxy Access Nomination must include a written representation and agreement from the Stockholder Nominee in form and substance reasonably satisfactory to the corporation that such person: (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the corporation, and will comply with applicable law, all applicable rules of the U.S. exchanges upon which the capital stock of the corporation is listed, and all of the corporation’s publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines and (iii) will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. At the request of the corporation, each Stockholder Nominee for election as a director of the corporation must submit all completed and signed questionnaires required of Directors and officers to the Secretary of the corporation within ten (10) calendar days after such request. The corporation may request such additional information, or such of the foregoing information in a form provided by the Secretary upon written request, as necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the requirements of this Section 10.

(l) Notice of Defect. In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the remedies available to the corporation relating to any such defect.

(m) Exceptions Permitting Exclusion of Stockholder Nominee. The corporation shall not be required to include in its proxy materials for any meeting of stockholders, pursuant to this Section 10, a Stockholder Nominee: (i) for which the Secretary of the corporation receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for Director set forth in Article III, Section 2, (ii) whose election as a member of the Board of Directors would cause the corporation to be in violation of the rules and listing standards of the principal U.S. exchanges upon which the capital stock of the corporation is traded, or any applicable state or federal law, rule or regulation, (iii) who is an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) if such Stockholder Nominee or the applicable Eligible Stockholder has failed to comply, in all material respects, with any of its or their obligations under this Section 10 or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 10) or any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 10) was not, when provided, true or correct in all material respects or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or the requirements of this Section 10 have not otherwise been met.

(n) Invalidity. Notwithstanding anything to the contrary set forth herein, the Board of Directors shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the corporation, if: (i) the Stockholder Nominee(s) becomes ineligible or unavailable for election at the annual meeting, as determined by the Board of Directors, (ii) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have materially breached or failed to comply, in all material respects, with any of its or their obligations under this Section 10 or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 10) or any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 10) was not, when provided, true or correct in all material respects or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or the requirements of this Section 10 have not otherwise been met, as determined by the Board of Directors or the chairperson of the meeting or (iii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 10. In addition, the corporation will not be required to include in its proxy materials any successor or replacement Stockholder Nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder.

(o) Interpretation. The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this section 10 and to make any and all determinations necessary or advisable to apply this Section 10 to any persons, facts, or circumstances, including the power to determine whether: (i) a person or group of persons qualifies as an Eligible Stockholder, (ii) outstanding shares of the corporation’s capital stock are “owned” for purposes of meeting the ownership requirements of this Section 10, (iii) a notice complies with the requirements of this Section 10, (iv) a person satisfies the qualifications and requirements to be a Stockholder Nominee, (v) inclusion of the Required Information in the corporation’s proxy statement is consistent with all applicable laws, rules, regulations, and listing standards and (vii) any and all requirements of Section 10 have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the corporation and all record or beneficial owners of stock of the corporation. [Section 10 added January 26, 2021.]

ARTICLE III

Directors

1. Powers. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2. Nomination and Election. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) persons. The number of the Board of Directors for each year shall be fixed by vote of a majority of the Directors then in office. Until the 2008 annual meeting of stockholders, the Board of Directors shall be classified with respect to the time for which they severally hold office, as provided in Section 8.06 of Chapter 156D of the Massachusetts General Laws, into three classes, as nearly equal in number as possible, the term of office of those of the first class (“Class I Directors”) to continue until the 1990 annual meeting of stockholders and until their successors are duly elected and qualified, the term of office of those of the second class (“Class II Directors”) to continue until the 1991 annual meeting of stockholders and until their successors are duly elected and qualified, and the term of those of the third class (“Class III Directors”) to continue until the 1992 annual meeting of stockholders and until their successors are duly elected and qualified. The terms of all directors in office immediately prior to the opening of the polls for the 2008 annual meeting of stockholders shall expire at the time of the opening of the polls for the 2008 annual meeting of stockholders. At the 2008 annual meeting of stockholders and at each succeeding annual meeting of stockholders, each director shall be elected to hold office for a term continuing until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified. [Section 2 amended January 22, 2007.]

Only persons who are nominated in accordance and in compliance with the following procedures or the procedures specified in Article II, Section 10 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors at the annual meeting may be made at the annual meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article III. Nominations, other than those made by or at the direction of the Board of Directors or the nominating committee of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than fifty (50) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days’ notice of prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the citizenship of the person, (iv) the class and number of shares of capital stock of the corporation which are beneficially owned by the person, and (v) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Proxy Rules; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the Proxy Rules and (vi) the consent of each nominee to serve as a Director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as Director.

Additionally, any stockholder may suggest candidates for consideration by the nominating committee of the Board of Directors by submitting the candidate’s name, experience and other relevant information to the nominating committee of the Board of Directors. The nominating committee of the Board of Directors will review any candidate recommended to it and will notify the stockholder who made such recommendation of its conclusion with respect to the candidate. If the nominating committee determines that such candidate is qualified and eligible to be a nominee, it shall so notify the Board of Directors.

[Section 2 restated January 28, 1997, July 1, 2004 and January 26, 2021.]

3. Vacancies. Vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors, from the death, resignation, disqualification or removal of a Director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term in which the vacancy occurred or the new directorship was created and until such Director’s successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. [Section 3 restated March 13, 1991 and amended on January 22, 2007.]

4. Enlargement of the Board. The number of the Board of Directors may be increased and one or more additional Directors elected by vote of a majority of the Directors then in office. [Section 4 restated March 13, 1991.]

5. Resignation. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the Chief Executive Officer, President, Secretary or Assistant Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. [Section 5 restated March 13, 1991, May 23, 1996 and July 1, 2004.]

6. Removal. Any Director may be removed from office only (a) for cause as defined in Section 8.06(f)(2) of Chapter 156D of the Massachusetts General Laws and by the affirmative vote of a majority of the shares of the corporation outstanding and entitled to vote in the election of Directors or (b) for cause by vote of a majority of the Directors then in office. [Section 6 restated July 1, 2004.]

7. Meetings. Regular meetings of the Directors may be held without call or notice at such places and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders. Special meetings of the Directors may be held at any time and place designated in a call by the Chief Executive Officer, President, Treasurer or two or more Directors. [Section 7 restated May 23, 1996.]

8. Notice of Meetings. Notice of all special meetings of the Directors shall be given to each Director by the Secretary or Assistant Secretary, or in the case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least forty-eight hours in advance of the meeting or by written notice mailed to his business or home address at least seventy-two hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors’ meeting need not specify the purposes of the meeting. [Section 8 restated July 1, 2004.]

9. Quorum. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

10. Action at Meeting. At any meeting of the Directors at which a quorum is present, the vote of a majority of those present, unless a different vote is specified by law, the Articles of Organization or these By-Laws, shall be sufficient to decide such matter.

11. Action by Consent. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all of the Directors and filed with the records of the Directors’ meetings. Such consents shall be treated as a vote of the Directors for all purposes.

12. Committees. The Directors may, by vote of a majority of the Directors then in office, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-Laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors.

ARTICLE IV

Officers

1. Enumeration. The officers of the corporation shall consist of a President, a Treasurer, a Secretary, and such other officers, including a Chief Executive, one or more Vice-Presidents, Assistant Treasurers, Assistant Secretaries as the Directors may determine. [Section 1 restated May 23, 1996 and July 1, 2004.]

2. Election. The President, Treasurer and Secretary shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Directors at such meeting or at any other meeting. [Section 2 restated July 1, 2004].

3. Qualification. The President (and if so appointed by the Board of Directors, the Chief Executive Officer) may, but need not, be a Director. No officer need be a stockholder. Any one or more officers may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine. [Section 3 restated May 23, 1996.]

4. Tenure. Except as otherwise provided by law, the Articles of Organization or these By-Laws, the President, Treasurer and Secretary shall each hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until a successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. [Section 4 restated July 1, 2004.]

5. Removal. The Directors may remove any officer with or without cause by vote of a majority of the entire number of Directors then in office; provided, that an officer may be removed for cause only after a reasonable notice and opportunity to be heard by the Board of Directors prior to action thereof.

6. President, Chief Executive Officer and Vice-President. If a Chief Executive Officer has been appointed by the Board of Directors, he shall be the chief executive officer of the corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. If the Board of Directors has not appointed a Chief Executive Officer, the President shall be the chief executive officer of the corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. Unless otherwise provided by the Directors, the President (or if at any time there exists a Chief Executive Officer, the Chief Executive Officer) shall preside, when present, at all meetings of stockholders and of the Directors. [Section 6 restated May 23, 1996.]

Any Vice-President (and the President, if at any time there is a Chief Executive Officer) shall have such powers as the Directors may from time to time designate.

7. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Directors may otherwise provide.

Any Assistant Treasurer shall have such powers as the Directors may from time to time designate.

8. Secretary and Assistant Secretaries. The Secretary shall keep a record of the meetings of stockholders. Unless a Transfer Agent is appointed, the Secretary shall keep or cause to be kept in Massachusetts, at the principal office of the corporation, the stock and transfer records of the corporation, in which are contained the names and the record addresses of all stockholders and the amount of stock held by each.

The Secretary shall keep a record of the meetings of the Directors.

Any Assistant Secretary shall have such powers as the Directors may from time to time designate. In the absence of the Secretary from any meeting of stockholders, an Assistant Secretary if one be elected, and otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. [Section 8 restated July 1, 2004.]

9. Other Powers and Duties. Each officer shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

ARTICLE V

Capital Stock

1. Issuance of Stock. The Board of Directors shall have the power to issue from time to time shares of the capital stock of the corporation for such consideration, in such installments, and upon such terms as the Directors may determine in accordance with the law, the Articles of Organization or these By-Laws.

2. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a Transfer Agent or a Registrar other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, these By-Laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

3. Transfers. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its Transfer Agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its Transfer Agent may reasonably require. Except as may be otherwise required by law, the Articles of Organization or these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereof, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

It shall be the duty of each stockholder to notify the corporation or its Transfer Agent of his post office address.

4. Transfer Agent and Registrar. The Directors shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars. The resolutions adopted by the Board of Directors, appointing and conferring the powers, rights, duties and obligations of the Transfer Agent or Registrar, or both, shall allocate and delimit the power to make original issue and transfer of the capital stock of the corporation, shall specify whether stockholders shall give notice of changes of their addresses to the Transfer Agent or the Registrar, and shall allocate and impose the duty of maintaining the original stock ledgers or transfer books, or both, of the corporation, and of disclosing the names of the stockholders, the number of shares held by each, by kinds and classes, and the address of each stockholder as it appears upon the records of the corporation. Stockholders shall be responsible for notifying the Transfer Agent or Registrar, as the case may be, in writing, of any changes in their addresses from time to time, and failure so to do will relieve the corporation, its stockholders, officers, Directors, Transfer Agent and Registrar, of liability for failure to direct notices, dividends, or other documents or property to an address other than the one appearing upon the records of the Transfer Agent or Registrar, as the case may be, who is the agent specified in such a resolution as the agent to receive notices of changes of address.

5. Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish affidavit as to such loss, theft or destruction, and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct, to indemnify the corporation and the Transfer Agent or Registrar against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

6. Record Date. The Directors may fix in advance a time of not more than seventy days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period. [Section 6 restated July 1, 2004.]

7. Reacquisition of Stock. Shares of stock previously issued which have been reacquired by the corporation, may be restored to the status of authorized but unissued shares by vote of the Board of Directors, without amendment of the Articles of Organization.

ARTICLE VI

Protection of Directors and Officers

1. Contracts and Transactions with Interested Directors and Officers. If the corporation enters into contracts or other transactions with one or more of its Directors and officers or with any corporation, partnership, association, trust, or other organization with which any of its Directors or officers are directly or indirectly connected, such contracts or transactions shall not be invalidated or in any way affected by the fact that any such Director or officer has or may have any interest therein which is or might be adverse to the interests of the corporation, even though the vote or votes of the Director or Directors having such interest shall have been necessary to obligate the corporation under or in such contract or transaction, nor shall any such Director or officer, corporation, partnership, association, trust or other organization be liable to account to this corporation for any profit realized by him or such corporation, partnership, association, or trust or other organization from or through any such transaction or contract by reason of the fact that he or such corporation, partnership, association, trust or other organization with which such Director or officer is directly or indirectly connected was interested in such transaction or contract; provided, however, that in every such case the fact of such interest and all material matters concerning same shall be disclosed to other Directors or stockholders authorizing such contract or transaction.

2. Indemnification. (a) Each Director, officer, employee and other agent of the corporation, and any person who, at the request of the corporation, serves as a director, officer, employee or other agent of another organization in which the corporation directly or indirectly owns shares or of which it is a creditor shall be indemnified by the corporation against any cost, expense (including attorneys’ fees), judgment, liability and/or amount paid in settlement reasonably incurred by or imposed upon him in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency), which he may be made a party to or otherwise involved with or with which he shall be threatened, by reason of his being, or related to his status as, a Director, officer, employee or other agent of the corporation or of any other organization in which the corporation directly or indirectly owns shares or of which the corporation is a creditor, which other organization he serves or has served as director, officer, employee or other agent at the request of the corporation (whether or not he continues to be an officer, Director, employee or other agent of the corporation or such other organization at the time such action, suit or proceeding is brought or threatened), unless such indemnification is prohibited by the Massachusetts Business Corporation Act. The foregoing right of indemnification shall be in addition to any rights to which any such person may otherwise be entitled and shall inure to the benefit of the executors or administrators of each such person. The corporation may pay the expenses incurred by any such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by such person to repay such payment if it is determined that such person is not entitled to indemnification hereunder. This section shall be subject to amendment or repeal only by action of the stockholders.

(b) The Board of Directors may, without stockholder approval, authorize the corporation to enter into agreements, including any amendments or modifications thereto, with any of its Directors, officers or other persons described in paragraph (a) above providing for indemnification of such persons to the maximum extent permitted under applicable law and the corporation’s Articles of Organization and By-Laws. [Section 2(b) added May 8, 1987 and restated July 1, 2004.]

ARTICLE VII

Miscellaneous Provisions

1. Execution of Instruments. All deeds, leases, transactions, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the Chief Executive Officer, the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine. [Section 1 restated May 23, 1996.]

2. Voting of Securities. Except as the Directors may otherwise designate, the Chief Executive Officer, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation. [Section 2 restated May 23, 1996.]

3. Corporate Records. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its Transfer Agent or of the Secretary. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation. [Section 3 restated July 1, 2004.]

4. Articles of Organization. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

5. Amendments. These By-Laws may be amended or repealed in whole or in part at any annual or special meeting of the stockholders by a vote of a majority of the stock present and entitled to vote, provided notice of the proposed amendment or repeal shall have been given in the notice of such meeting. In addition, the Directors may amend or repeal these By-Laws in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization or these By-Laws requires action by the stockholders. Any By-Law adopted by the Directors may be amended or repealed by the stockholders in the manner hereinabove in this Article set forth. Not later than the time of giving notice of the meeting of stockholders next following the amending or repealing by the Directors of any By- Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending these By-Laws. [Section 5 restated March 13, 1991.]

6. The provisions of Chapter 110D of the Massachusetts General Laws as in effect from time to time shall not apply to control share acquisitions of the corporation. [Section 6 added July 14, 1988.]

Amended and Restated November 12, 1986

Amended May 8, 1987

Amended July 14, 1988

Amended September 14, 1989

Amended and Restated March 13, 1991

Amended and Restated May 23, 1996

Amended and Restated January 28, 1997

Amended and Restated effective July 1, 2004 (approved by the Board of Directors May 27, 2004)

Amended on January 22, 2007

Amended on May 24, 2007

Amended on January 26, 2021